Exhibit 99.1

Investor Contact:	Media Contact:
Mark Melnyk	Lauren George
407-613-3327	407-613-8431
mark.melnyk@hgv.com	lauren.george@hgv.com

FOR IMMEDIATE RELEASE

Hilton Grand Vacations Reports Second Quarter 2020 Results

ORLANDO, Fla. (July 30, 2020) – Hilton Grand Vacations Inc. (NYSE:HGV) (“HGV” or “the Company”) today reports its second quarter 2020 results.

KEY HIGHLIGHTS

•	Established HGV Enhanced Care Guidelines to provide owners, guests, and team members with the highest level of cleaning protocols and safety standards.
•	Began welcoming back guests, with approximately two-thirds of HGV resorts opening during the second quarter.
•

Successfully completed a $300 million term securitization along with amendments to the Company’s credit facility and warehouse facility to strengthen near-term liquidity and long-term financial flexibility.

“Over the past several months we’ve acted decisively to respond to the global pandemic, with an emphasis on protecting our owners, guests, and team members, along with making critical decisions to support our business model,” said Mark Wang, president and CEO of Hilton Grand Vacations. “As we resumed operations in June, we saw our owners and guests quickly return where conditions permitted, signaling their continued desire to travel. We're prepared to open the remainder of our properties and sales centers over the coming months and have made a number of process and organizational changes to further enhance our industry-leading efficiency as we resume full operations. While a return to truly unrestricted travel will take time, our flexible model will continue to allow us to manage our cost structure and take necessary actions to preserve our liquidity in the near term.”

Second Quarter 2020 Results1

•	Contract sales in the second quarter were $35 million.
•	Net Owner Growth (NOG) for the 12 months ended June 30, 2020, was 3.2%.
•	Total revenues for the second quarter were $123 million compared to $454 million for the same period in 2019.
•	Total revenues were affected by deferrals of $4 million and $34 million in the current period and the same period in 2019, respectively.
•	Net loss for the second quarter was ($48) million compared to $39 million net income for the same period in 2019.
•	Net income (loss) was affected by net deferrals of $3 million and $18 million in the current period and the same period in 2019, respectively.
•	Diluted EPS for the second quarter was ($0.56) compared to $0.43 for the same period in 2019.
•	Diluted EPS was affected by net deferrals of $3 million, or $0.04 per share, and $18 million, or $0.20 per share, in the current period and the same period in 2019, respectively.
•	Adjusted EBITDA for the second quarter was ($19) million compared to $90 million for the same period in 2019.
•	Adjusted EBITDA was affected by net deferrals of $3 million and $18 million in the current period and the same period in 2019, respectively.

[1]

The Company’s current period results and prior year results include impacts related to deferrals of revenues and direct expenses related to the Sales of VOIs under construction that are recognized when construction is complete. These impacts are reflected in the sub-bullets.

Second Quarter 2020 Results (Continued)

•

In addition to the adverse impact from the closure of HGV sales centers and resort operations, the COVID-19 pandemic had the following impacts on total revenues, net income, diluted EPS and Adjusted EBITDA:

•	$8 million or $0.10 per share of one-time payroll related expenses incurred primarily related to payments made to team members as a result of operational closures caused by the COVID-19 pandemic.
•

$6 million or ($0.07) per share employee retention credit granted under the CARES Act, primarily related to payments made to employees as a result of operational closures caused by the COVID-19 pandemic.

•	$1 million or $0.02 per share related to the refunding of club transaction fees to accommodate guests impacted by the COVID-19 pandemic.

COVID-19 Update

As disclosed in HGV’s press release dated March 16, 2020, the Company has withdrawn its prior Full Year 2020 Guidance due to the increased uncertainty created by the impact of COVID-19.

The COVID-19 pandemic has created an unprecedented and challenging time. The Company’s current focus is on taking critical actions that are aimed at positioning the Company in a sound position from an operational, liquidity, credit access, and compliance perspective for a strong recovery when the impact of COVID-19 subsides. Management will continue to assess the evolving COVID-19 pandemic, including the various government mandates and orders that impact the re-opening of its properties and any new recommended or required business practices, and will take additional actions as appropriate.

Prior to re-opening the Company’s resorts and sales centers, the Company introduced the HGV Enhanced Care Guidelines. Along with providing personal protective equipment to team members, these Enhanced Care Guidelines include low-touch arrivals and departures, frequent and thorough cleaning, reduction of paper items, reduced capacity for its pool decks and fitness centers, and new technologies.

The Company began a phased re-opening of resorts and resumption of its business activities during the second quarter of 2020, but under new operating guidelines and with safety measures. As of July 2020, the Company has nearly three quarters of its resorts and sales centers open and currently operating. However, many of HGV’s resorts and sales centers are operating with significant capacity constraints and subject to various safety measures. As HGV responds to changes in tour flow, the Company intends to adjust its sales operations accordingly while complying with all applicable social distancing rules and its own safety measures.

While HGV plans to continue to re-open its resorts and resume business as conditions permit, the pandemic continues to be unprecedented and rapidly changing, and has unknown duration and severity. Further, various state and local government officials may issue new or revised orders that are different than current ones under which the Company is operating.

Accordingly, there remains significant uncertainty as to the degree of impact and duration of the conditions stemming from the ongoing pandemic on the Company’s revenues, net income and other operating results, as well as its business and operations generally.

Overview

For the quarter ended June 30, 2020, diluted EPS was ($0.56) compared to $0.43 for the quarter ended June 30, 2019. Net loss and Adjusted EBITDA were ($48) million and ($19) million, respectively, for the quarter ended June 30, 2020, compared to Net income and Adjusted EBITDA of $39 million and $90 million, respectively, for the quarter ended June 30, 2019. Total revenues for the quarter ended June 30, 2020, were $123 million compared to $454 million for the quarter ended June 30, 2019.

Net income and Adjusted EBITDA for the quarter ended June 30, 2020, included a net deferral of $3 million relating to sales made at The Central at 5th by Hilton Club, Ocean Tower at Hilton Grand Vacations Club Phase II and Maui Bay Villas projects, which were under construction during the period. The Company anticipates recognizing these revenues and related expenses in 2021 when it expects to complete these projects and recognize the net deferral impacts.

Segment Highlights – Second Quarter 2020

Real Estate Sales and Financing

For the quarter ended June 30, 2020, Real Estate Sales and Financing segment revenues were $56 million, a decrease of 81.8% compared to the quarter ended June 30, 2019. Real Estate Sales and Financing segment Adjusted EBITDA and Adjusted EBITDA margin as a percentage of Real Estate Sales and Financing segment revenues were ($14) million and (25.0%), respectively, for the quarter ended June 30, 2020, compared to $69 million and 22.4%, respectively, for the quarter ended June 30, 2019. Real Estate Sales and Financing results in the second quarter of 2020 weakened due to decrease in contract sales as a result of the temporary closure of substantially all of the Company’s properties and suspension of sales and related operations due COVID-19 pandemic. As of June 30, 2020, the Company had reopened approximately two thirds of its resorts and sales centers.

Real Estate Sales and Financing segment Adjusted EBITDA reflect the $3 million of net deferrals related to The Central at 5th, Ocean Tower Phase II and Maui Bay Villas projects for the quarter ended June 30, 2020, and $18 million net deferrals related to The Central at 5th for the quarter ended June 30, 2019, as previously discussed.

Contract sales for the quarter ended June 30, 2020, decreased 90.4% to $35 million compared to the quarter ended June 30, 2019. For the quarter ended June 30, 2020, tours decreased 94.3% and VPG increased 41.1% compared to the quarter ended June 30, 2019. For the quarter ended June 30, 2020, fee-for-service contract sales represented 54.3% of contract sales compared to 51% for the quarter ended June 30, 2019.

Financing revenues for the quarter ended June 30, 2020 remained flat at $43 million compared to the quarter ended June 30, 2019. This was driven by a 6.4% decrease in the net timeshare financing receivables portfolio offset by a 20 bps increase in the weighted average interest rate the Company receives on the portfolio.

Resort Operations and Club Management

For the quarter ended June 30, 2020, Resort Operations and Club Management segment revenue was $44 million, a decrease of 61.4% compared to the quarter ended June 30, 2019. Resort Operations and Club Management segment Adjusted EBITDA and Adjusted EBITDA margin as a percentage of Resort Operations and Club Management segment revenue was $15 million and 34.1%, respectively, for the quarter ended June 30, 2020, compared to $66 million and 57.9%, respectively, for the quarter ended June 30, 2019. Compared to the prior-year period, Resort Operations and Club Management results in the second quarter of 2020 decreased primarily due to a decrease in rental and ancillary services revenue related to the temporary closure of substantially all of the Company’s resort operations as of result of the COVID-19 pandemic.

Inventory

The estimated contract sales value of HGV’s total pipeline is approximately $9.5 billion at current pricing, which represents approximately 9.4 years of sales at the current trailing 12-month sales pace.

The total pipeline includes approximately 3.6 years of sales relating to inventory that is currently available for sale at open or soon-to-open projects. The remaining 5.8 years of sales is inventory at new or existing projects that will become available for sale in the future upon registration, delivery or construction.

Owned inventory represents 79% of HGV’s total pipeline. Approximately 33% of the owned inventory pipeline is currently available for sale.

Fee-for-service inventory represents 21% of HGV’s total pipeline. Approximately 58% of the fee-for-service inventory pipeline is currently available for sale.

With 31% of the pipeline consisting of just-in-time inventory and 21% consisting of fee-for-service inventory, capital-efficient inventory represents 52% of HGV’s total pipeline.

Balance Sheet and Liquidity

Total cash and cash equivalents were $823 million as of June 30, 2020, including $90 million of restricted cash.

As of June 30, 2020, HGV had $1.263 billion of corporate debt, net outstanding with a weighted average interest rate of 3.08% and $926 million of non-recourse debt, net outstanding with a weighted average interest rate of 3.12%.

As of June 30, 2020, the Company’s liquidity position consisted of $733 million of unrestricted cash and available capacity of $39 million on the revolving credit facility and $450 million on the warehouse facility.

Free cash flow was $73 million for the six months ended June 30, 2020, compared to $44 million in the prior period. Adjusted free cash flow was $255 million for the six months ended June 30, 2020, compared to ($20) million in the prior period.

As of June 30, 2020, the Company’s net leverage ratio for covenant purposes was 1.53x and its interest coverage ratio for covenant purposes was 8.54x.

Total Construction Deferrals and/or Recognitions Included in Results Reported Under Accounting Standards Codification Topic 606 (“ASC 606”)

The Company’s Adjusted EBITDA as reported under ASC 606 includes construction-related recognitions and deferrals of revenues and related expenses as detailed in Table T-1. Under ASC 606, the Company defers revenues and related expenses pertaining to sales at projects that occur during periods when that project is under construction until the period when construction is completed.

Total Construction Recognitions (Deferrals)

	Three Months Ended June 30,		Six Months Ended June 30,
($ in millions)	2020	2019	2020	2019
Sales of VOIs (deferrals)	$(4)	$(34)	$(51)	$(34)
Sales of VOIs recognitions	—	—	—	—
Net Sales of VOIs (deferrals) recognitions	(4)	(34)	(51)	(34)
Cost of VOI sales (deferrals)(2)	—	(11)	(13)	(11)
Cost of VOI sales recognitions	—	—	—	—
Net Cost of VOI sales (deferrals) recognitions(2)	—	(11)	(13)	(11)
Sales and marketing expense (deferrals)	(1)	(5)	(8)	(5)
Sales and marketing expense recognitions	—	—	—	—
Net Sales and marketing expense (deferrals) recognitions	(1)	(5)	(8)	(5)
Net construction (deferrals) recognitions (1)	$(3)	$(18)	$(30)	$(18)

	2020
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income (loss)	$8	$(48)	$—	$—	$(40)
Interest expense	10	12	—	—	22
Income tax expense (benefit)	1	(8)	—	—	(7)
Depreciation and amortization	12	11	—	—	23
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	—	—	—	1
EBITDA	32	(33)	—	—	(1)
Other (gain) loss, net	(2)	3	—	—	1
Share-based compensation expense(3)	(2)	6	—	—	4
Other adjustment items(4)	5	5	—	—	10
Adjusted EBITDA	$33	$(19)	$—	$—	$14

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$(47)	$(4)	$—	$—	$(51)
Cost of VOI sales(2)	(13)	—	—	—	(13)
Sales, marketing, general and administrative expense	(7)	(1)	—	—	(8)
Net construction deferrals	$(27)	$(3)	$—	$—	$(30)

(1)	The table represents deferrals and recognitions of Sales of VOI revenue and direct costs for properties under construction for the three and six months ended June 30, 2020 and 2019.
(2)	Includes anticipated Costs of VOI sales related to inventory associated with Sales of VOIs under construction that will be acquired under a just-in-time arrangement once construction is complete.
(3)

As of March 31, 2020, the Company determined that the performance conditions for its 2018, 2019, and 2020 Performance RSUs are improbable of achievement therefore the Company reversed $8 million of share-based compensation expense recognized in prior years and ceased accruing expenses related to Performance RSUs granted in 2018, 2019, and 2020, during the three months ended March 31, 2020. As of June 30, 2020, the Company determined the performance conditions continue to be improbable of achievement and therefore no expense was recognized for its Performance RSUs in the current period.

(4)	For the three and six months ended June 30, 2020, and 2019, these amounts include costs associated with restructuring, one-time charges and other non-cash items.

	2019
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
Net income	$55	$39	$50	$72	$216
Interest expense	10	11	12	10	43
Income tax expense	20	15	20	2	57
Depreciation and amortization	8	12	12	12	44
Interest expense and depreciation and amortization included in equity in earnings (losses) from unconsolidated affiliates	1	1	—	1	3
EBITDA	94	78	94	97	363
Other (gain) loss, net	1	1	1	—	3
Share-based compensation expense	5	7	6	4	22
Other adjustment items	2	4	10	4	20
Adjusted EBITDA	$102	$90	$111	$105	$408

NET CONSTRUCTION DEFERRAL ACTIVITY
Sales of VOIs, net	$—	$(34)	$(15)	$(35)	$(84)
Cost of VOI sales	—	(11)	(5)	(11)	(27)
Sales, marketing, general and administrative expense	—	(5)	(2)	(5)	(12)
Net construction (deferrals) recognitions	$—	$(18)	$(8)	$(19)	$(45)

Conference Call

Hilton Grand Vacations will host a conference call on July 30, 2020, at 11 a.m. (EDT) to discuss second quarter results.

To access the live teleconference, please dial 1-877-407-0784 in the U.S./Canada (or +1-201-689-8560 internationally) approximately 15 minutes prior to the teleconference’s start time. A live webcast will also be available by logging onto the HGV Investor Relations website at https://investors.hgv.com.

In the event of audio difficulties during the call on the toll-free number, participants are advised that accessing the call using the +1-201-689-8560 dial-in number may bypass the source of audio difficulties.

A replay will be available beginning three hours after the teleconference’s completion through Aug. 6, 2020. To access the replay, please dial 1-844-512-2921 in the U.S. (+1-412-317-6671 internationally) using ID# 13697042. A webcast replay and transcript will be available within 24 hours after the live event at https://investors.hgv.com/events-and-presentations.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements convey management’s expectations as to HGV’s future, and are based on management’s beliefs, expectations, assumptions and such plans, estimates, projections and other information available to management at the time HGV makes such statements. Forward-looking statements include all statements that are not historical facts, including those related to HGV’s revenues, earnings, cash flow and operations, and may be identified by terminology such as the words “outlook,” “believe,” “expect,” “potential,” “goal,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “projects,” predicts,” “intends,” “plans,” “estimates,” “anticipates” “future,” “guidance,” “target,” or the negative version of these words or other comparable words.

HGV cautions you that forward-looking statements involve known and unknown risks, uncertainties and other factors, including those that are beyond HGV’s control, that may cause its actual results, performance or achievements to be materially different from the future results. Factors that could cause HGV’s actual results to differ materially from those contemplated by HGV’s forward-looking statements include: the material impact of the COVID-19 pandemic on HGV’s business, operating results, and financial condition; the extent and duration of the impact of the COVID-19 pandemic on global economic conditions; HGV’s ability to meet its liquidity needs; risks related to HGV’s indebtedness; inherent business risks, market trends and competition within the timeshare and hospitality industries; HGV’s ability to successfully source inventory and market, sell and finance VOIs; default rates on HGV’s financing receivables; the reputation of and HGV’s ability to access Hilton brands and programs, including the risk of a breach or termination of its license agreement with Hilton; compliance with and changes to United States and global laws and regulations, including those related to anti-corruption and privacy; risks related to HGV’s acquisitions, joint ventures, and other partnerships; HGV’s dependence on third-party development activities to secure just-in-time inventory; the performance of HGV’s information technology systems and its ability to maintain data security; regulatory proceedings or litigation; HGV’s ability to attract and retain key executives and employees with skills and capacity to meet its needs; and natural disasters or adverse geo-political conditions. Any one or more of the foregoing factors could adversely impact HGV’s operations, revenue, operating margins, financial condition and/or credit rating.

For additional information regarding factors that could cause HGV’s actual results to differ materially from those expressed or implied in the forward-looking statements in this press release, please see the risk factors discussed in “Part I—Item 1A. Risk Factors” of HGV’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented and updated by the risk factors discussed in “Part II-Item 1A. Risk Factors” of HGV’s Quarterly Reports on Form 10-Q, as well as those described from time to time other periodic reports that it files with the SEC. Except for HGV’s ongoing obligations to disclose material information under the federal securities laws, HGV undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, changes in management’s expectations, or otherwise.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted EBITDA margins, free cash flow and adjusted free cash flow. Please see the tables in this press release and “Definitions” for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Grand Vacations Inc.

Hilton Grand Vacations Inc. (NYSE:HGV) is recognized as a leading global timeshare company. With headquarters in Orlando, Florida, Hilton Grand Vacations develops, markets and operates a system of brand-name, high-quality vacation ownership resorts in select vacation destinations. The Company also manages and operates two innovative club membership programs: Hilton Grand Vacations Club® and The Hilton Club®, providing exclusive exchange, leisure travel and reservation services for more than 325,000 club members. For more information, visit www.hiltongrandvacations.com.

HILTON GRAND VACATIONS INC.

DEFINITIONS

EBITDA and Adjusted EBITDA

EBITDA, presented herein, is a financial measure that is not recognized under U.S. GAAP that reflects net income (loss), before interest expense (excluding non-recourse debt), a provision for income taxes and depreciation and amortization.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including, but not limited to, gains, losses and expenses in connection with: (i) asset dispositions; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) reorganization costs, including severance and relocation costs; (vi) share-based and certain other compensation expenses; (vii) costs related to the spin-off; and (viii) other items.

EBITDA and Adjusted EBITDA are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, our definitions of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

HGV believes that EBITDA and Adjusted EBITDA provide useful information to investors about us and our financial condition and results of operations for the following reasons: (i) EBITDA and Adjusted EBITDA are among the measures used by our management team to evaluate our operating performance and make day-to-day operating decisions; and (ii) EBITDA and Adjusted EBITDA are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in our industry. EBITDA and Adjusted EBITDA have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing our results as reported under U.S. GAAP. Some of these limitations are:

•	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•

EBITDA and Adjusted EBITDA do not reflect our interest expense (excluding interest expense on non-recourse debt), or the cash requirements necessary to service interest or principal payments on our indebtedness;

•	EBITDA and Adjusted EBITDA do not reflect our tax expense or the cash requirements to pay our taxes;
•	EBITDA and Adjusted EBITDA do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;
•	EBITDA and Adjusted EBITDA do not reflect the effect on earnings or changes resulting from matters that we consider not to be indicative of our future operations;
•	EBITDA and Adjusted EBITDA do not reflect any cash requirements for future replacements of assets that are being depreciated and amortized; and
•	EBITDA and Adjusted EBITDA may be calculated differently from other companies in our industry limiting their usefulness as comparative measures.

Because of these limitations, EBITDA and Adjusted EBITDA should not be considered as discretionary cash available to us to reinvest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Free Cash Flow and Adjusted Free Cash Flow

Free Cash Flow represents cash from operating activities less non-inventory capital spending.

Adjusted Free Cash Flow represents free cash flow less non-recourse debt activities, net.

We consider Free Cash Flow and Adjusted Free Cash Flow to be liquidity measures not recognized under U.S. GAAP that provides useful information to both management and investors about the amount of cash generated by operating activities that can be used for investing and financing activities, including strategic opportunities and debt service.  We do not believe these non-GAAP measures to be a representation of how we will use excess cash.

Real Estate Metrics

Contract sales represents the total amount of VOI products (fee-for-service and developed) under purchase agreements signed during the period where we have received a down payment of at least 10 percent of the contract price. Contract sales differ from revenues from the Sales of VOIs, net that we report in our consolidated statements of operations due to the requirements for revenue recognition, as well as adjustments for incentives. We consider contract sales to be an important operating measure because it reflects the pace of sales in our business and is used to manage the performance of the sales organization.  While the presentation of contract sales on a combined basis (fee-for-service and developed) is most appropriate for the purpose of the operating metric, additional information regarding the split of contract sales, included in “—Real Estate” below, is useful for investors who are interested in the underlying capital structures of the Company’s projects. See Note 2: Basis of Presentation and Summary of Significant Accounting Policies in our audited consolidated financial statements included in Item 8 in our Annual Report on form 10-K for the year ended December 31, 2019, for additional information on Sales of VOI, net.

Developed Inventory refers to VOI inventory that is sourced from projects the Company develops.

Fee-for-Service Inventory refers to VOI inventory HGV sells and manages on behalf of third-party developers.

Just-in-Time Inventory refers to VOI inventory primarily sourced in transactions that are designed to closely correlate the timing of the acquisition with HGV’s sale of that inventory to purchasers.

NOG or Net Owner Growth represents the year-over-year change in membership.

Real estate margin represents sales revenue less the cost of VOI sales and sales and marketing costs, net of marketing revenue. Real estate margin percentage is calculated by dividing real estate margin by sales revenue. Our onsider this to be an important operating measure because it measures the efficiency of our sales and marketing spending and management of inventory costs.

Sales revenue represents Sale of VOIs, net and commissions and brand fees earned from the sale of fee-for-service intervals.

Tour flow represents the number of sales presentations given at HGV’s sales centers during the period.

Volume per guest (“VPG”) represents the sales attributable to tours at HGV’s sales locations and is calculated by dividing Contract sales, excluding telesales, by tour flow. The Company considers VPG to be an important operating measure because it measures the effectiveness of HGV’s sales process, combining the average transaction price with closing rate.

Resort and Club Management and Rental Metrics

Transient rate represents the total rental room revenue for transient guests divided by total number of transient room nights sold in a given period and excludes room rentals associated with marketing programs, owner usage and the redemption of Club Bonus Points. See Note 2: Basis of Presentation and Summary of Significant Accounting Policies in our audited consolidated financial statements included in Item 8 in our Annual Report on Form 10-K for further discussion on Club Bonus Points.

HILTON GRAND VACATIONS INC.

FINANCIAL TABLES

CONDENSED CONSOLIDATED BALANCE SHEETS	T-2
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	T-3
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS	T-4
FREE CASH FLOWS RECONCILIATION	T-5
SEGMENT REVENUE RECONCILIATION	T-6
SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME	T-7
REAL ESTATE SALES MARGIN DETAIL SCHEDULE	T-8
CONTRACT SALES MIX BY TYPE SCHEDULE	T-9
FINANCING MARGIN DETAIL SCHEDULE	T-10
RESORT AND CLUB MARGIN DETAIL SCHEDULE	T-11
RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE	T-12
REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA	T-13
RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA	T-14

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except share data)

	June 30,	December 31,
	2020	2019
	(unaudited)
ASSETS
Cash and cash equivalents	$733	$67
Restricted cash	90	85
Accounts receivable, net	74	174
Timeshare financing receivables, net	1,053	1,156
Inventory	907	558
Property and equipment, net	484	778
Operating lease right-of-use assets, net	58	60
Investments in unconsolidated affiliates	48	44
Intangible assets, net	79	77
Other assets	109	80
TOTAL ASSETS	$3,635	$3,079
LIABILITIES AND EQUITY
Liabilities:
Accounts payable, accrued expenses and other	$237	$298
Advanced deposits	116	115
Debt, net	1,263	828
Non-recourse debt, net	926	747
Operating lease liabilities	74	76
Deferred revenues	268	186
Deferred income tax liabilities	228	259
Total liabilities	3,112	2,509
Commitments and contingencies
Equity:
Preferred stock, $0.01 par value; 300,000,000 authorized shares, none issued or outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value; 3,000,000,000 authorized shares, 85,077,503 shares issued and outstanding as of June 30, 2020 and 85,535,501 shares issued and outstanding as of December 31, 2019	1	1
Additional paid-in capital	180	179
Accumulated retained earnings	342	390
Total equity	523	570
TOTAL LIABILITIES AND EQUITY	$3,635	$3,079

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues
Sales of VOIs, net	$—	$120	$56	$245
Sales, marketing, brand and other fees	13	145	119	286
Financing	43	43	87	84
Resort and club management	39	43	83	85
Rental and ancillary services	5	60	57	119
Cost reimbursements	23	43	72	85
Total revenues	123	454	474	904
Expenses
Cost of VOI sales	(1)	32	13	68
Sales and marketing	61	186	218	356
Financing	13	12	26	25
Resort and club management	6	12	18	23
Rental and ancillary services	24	37	61	72
General and administrative	22	30	43	57
Depreciation and amortization	11	12	23	20
License fee expense	6	26	28	49
Cost reimbursements	23	43	72	85
Total operating expenses	165	390	502	755
Interest expense	(12)	(11)	(22)	(21)
Equity in earnings from unconsolidated affiliates	1	2	4	3
Other loss, net	(3)	(1)	(1)	(2)
Income (Loss) before income taxes	(56)	54	(47)	129
Income tax benefit (expense)	8	(15)	7	(35)
Net income (loss)	$(48)	$39	$(40)	$94
Earnings (Loss) per share:
Basic	$(0.56)	$0.43	$(0.47)	$1.02
Diluted	$(0.56)	$0.43	$(0.47)	$1.01

HILTON GRAND VACATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Operating Activities
Net income (loss)	$(48)	$39	$(40)	$94
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	11	12	23	20
Amortization of deferred financing costs, contract costs and other	5	4	9	8
Provision for financing receivables losses	8	24	45	38
Other loss, net	3	1	1	2
Share-based compensation	6	7	4	12
Deferred income tax benefit	(23)	(14)	(31)	(9)
Equity in earnings (losses) from unconsolidated affiliates	(1)	(2)	(4)	(3)
Net changes in assets and liabilities:		-
Accounts receivable, net	84	(10)	100	(3)
Timeshare financing receivables, net	61	(37)	58	(42)
Inventory	(26)	(8)	(36)	(11)
Purchases and development of real estate for future conversion to inventory	(14)	(17)	(19)	(80)
Other assets	9	6	(33)	(27)
Accounts payable, accrued expenses and other	(30)	24	(72)	(3)
Advanced deposits	(1)	2	1	7
Deferred revenues	(9)	27	82	68
Other	—	(1)	—	—
Net cash provided by operating activities	35	57	88	71
Investing Activities
Capital expenditures for property and equipment	(1)	(11)	(4)	(17)
Software capitalization costs	(6)	(6)	(11)	(10)
Investments in unconsolidated affiliates	—	(2)	—	(2)
Net cash used in investing activities	(7)	(19)	(15)	(29)
Financing Activities
Issuance of debt	—	215	495	410
Issuance of non-recourse debt	300	15	495	15
Repayment of debt	(3)	(82)	(60)	(105)
Repayment of non-recourse debt	(255)	(39)	(313)	(79)
Debt issuance costs	(6)	(2)	(6)	(2)
Repurchase and retirement of common stock	—	(179)	(10)	(271)
Payment of withholding taxes on vesting of restricted stock units	(2)	(1)	(2)	(3)
Proceeds from employee stock plan purchases	2	2	—	2
Other financing activity	—	(2)	(1)	(2)
Net cash provided by (used in) financing activities	36	(73)	598	(35)
Net increase (decrease) in cash, cash equivalents and restricted cash	64	(35)	671	7
Cash, cash equivalents and restricted cash, beginning of period	759	222	152	180
Cash, cash equivalents and restricted cash, end of period	$823	$187	$823	$187

HILTON GRAND VACATIONS INC.

FREE CASH FLOWS RECONCILIATION

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities	$35	$57	$88	$71
Capital expenditures for property and equipment	(1)	(11)	(4)	(17)
Software capitalization costs	(6)	(6)	(11)	(10)
Free Cash Flow	28	40	73	44
Non-recourse debt activity, net	45	(24)	182	(64)
Adjusted Free Cash Flow	$73	$16	$255	$(20)

HILTON GRAND VACATIONS INC.

SEGMENT REVENUE RECONCILIATION

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Revenues:
Real estate sales and financing	$56	$308	$262	$615
Resort operations and club management	44	114	148	224
Total Segment revenues	100	422	410	839
Cost reimbursements	23	43	72	85
Intersegment eliminations	—	(11)	(8)	(20)
Total revenues	$123	$454	$474	$904

HILTON GRAND VACATIONS INC.

SEGMENT EBITDA AND ADJUSTED EBITDA TO NET INCOME

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Net Income (loss)	$(48)	$39	$(40)	$94
Interest expense	12	11	22	21
Income tax (benefit) expense	(8)	15	(7)	35
Depreciation and amortization	11	12	23	20
Interest expense, depreciation and amortization included in equity in earnings from unconsolidated affiliates	—	1	1	2
EBITDA	(33)	78	(1)	172
Other loss, net	3	1	1	2
Share-based compensation expense(1)	6	7	4	12
Other adjustment items(2)	5	4	10	6
Adjusted EBITDA	$(19)	$90	$14	$192

Adjusted EBITDA:
Real estate sales and financing(3)	$(14)	$69	$1	$149
Resort operations and club management(3)	15	66	70	131
Segment Adjusted EBITDA	1	135	71	280
Adjustments:
Adjusted EBITDA from unconsolidated affiliates	1	3	5	5
License fee expense	(6)	(26)	(28)	(49)
General and administrative(4)	(15)	(22)	(34)	(44)
Adjusted EBITDA	$(19)	$90	$14	$192
Adjusted EBITDA margin %	(15.4)%	19.8%	3.0%	21.2%
EBITDA margin %	(26.8)%	17.2%	(0.2)%	19.0%

(1)

As of March 31, 2020, we determined that the performance conditions for our 2018, 2019, and 2020 Performance RSUs are improbable of achievement therefore we reversed $8 million of share-based compensation expense recognized in prior years and ceased accruing expenses related to Performance RSUs granted in 2018, 2019, and 2020, during the three months ended March 31, 2020. As of June 30, 2020, we determined the performance conditions continue to be improbable of achievement and therefore no expense was recognized for our Performance RSUs in the current period.

(2)	For the three and six months ended June 30, 2020 and 2019, this amount includes costs associated with restructuring, one-time charges, and other non-cash items.
(3)	Includes intersegment transactions, share-based compensation, depreciation and other adjustments attributable to the segments.
(4)	Excludes segment related share-based compensation, depreciation and other adjustment items.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES MARGIN DETAIL SCHEDULE

(in millions, except Tour Flow and VPG)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Contract sales	$35	$363	$279	$685
Tour flow	5,810	101,712	72,775	184,356
VPG	$4,786	$3,393	$3,608	$3,520
Owned contract sales mix	45.7%	49.0%	46.6%	45.3%
Fee-for-service contract sales mix	54.3%	51.0%	53.4%	54.7%

Sales of VOIs, net	$—	$120	$56	$245
Adjustments:
Fee-for-service sales(2)	19	185	149	375
Provision for financing receivables losses	8	24	45	38
Reportability and other:
Net deferral (recognition) of sales of VOIs under construction(3)	4	34	51	34
Fee-for-service sale upgrades, net	(1)	(10)	(9)	(24)
Other(4)	5	10	(13)	17
Contract sales	$35	$363	$279	$685

Sales, marketing, brand and other fees	$13	$145	$119	$286
Less:
Marketing revenue and other fees	4	38	29	68
Commissions and brand fees	9	107	90	218
Sales of VOIs, net	—	120	56	245
Sales revenue	9	227	146	463
Less:
Cost of VOI sales	(1)	32	13	68
Sales and marketing expense, net(5)	56	139	181	270
Real estate margin	$(46)	$56	$(48)	$125
Real estate margin percentage	NM(1)	24.7%	(32.9)%	27.0%

(1)	Fluctuation in terms of percentage is not meaningful.
(2)	Represents contract sales from fee-for-service properties on which the Company earns commissions and brand fees.
(3)	Represents the net impact of deferred revenues related to the Sales of VOIs under construction that are recognized when construction is complete.
(4)	Includes adjustments for revenue recognition, including amounts in rescission and sales incentives.
(5)	Includes revenue recognized through our marketing programs for existing owners and prospective first-time buyers and revenue associated with sales incentives and document compliance.

HILTON GRAND VACATIONS INC.

CONTRACT SALES MIX BY TYPE SCHEDULE

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Owned, Just-in-time Contract Sales Mix	14%	19%	24%	17%
Fee-For-Service Contract Sales Mix	54%	51%	53%	55%
Total Capital-Efficient Contract Sales Mix	68%	70%	77%	72%

HILTON GRAND VACATIONS INC.

FINANCING MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Interest income	$36	$36	$74	$72
Other financing revenue	7	7	13	12
Financing revenue	43	43	87	84
Consumer financing interest expense	7	7	14	14
Other financing expense	6	5	12	11
Financing expense	13	12	26	25
Financing margin	$30	$31	$61	$59
Financing margin percentage	69.8%	72.1%	70.1%	70.2%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MARGIN DETAIL SCHEDULE

(in millions, except for Members and Net Owner Growth)

			Twelve Months Ended June 30,
			2020	2019
Total members			326,810	316,615
Net Owner Growth (NOG)			10,195	18,232
Net Owner Growth % (NOG%)			3.2%	6.1%

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Club management revenue	$22	$26	$47	$52
Resort management revenue	17	17	36	33
Resort and club management revenues	39	43	83	85
Club management expense	5	7	12	14
Resort management expense	1	5	6	9
Resort and club management expenses	6	12	18	23
Resort and club management margin	$33	$31	$65	$62
Resort and club management margin percentage	84.6%	72.1%	78.3%	72.9%

HILTON GRAND VACATIONS INC.

RENTAL AND ANCILLARY MARGIN DETAIL SCHEDULE

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Rental revenues	$5	$53	$52	$105
Ancillary services revenues	—	7	5	14
Rental and ancillary services revenues	5	60	57	119
Rental expenses	22	30	54	59
Ancillary services expense	2	7	7	13
Rental and ancillary services expenses	24	37	61	72
Rental and ancillary services margin	(19)	$23	(4)	$47
Rental and ancillary services margin percentage	NM(1)	38.3%	(7.0)%	39.5%

(1)	Fluctuation in terms of percentage is not meaningful.

HILTON GRAND VACATIONS INC.

REAL ESTATE SALES AND FINANCING SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Sales of VOIs, net	$—	$120	$56	$245
Sales, marketing, brand and other fees	13	145	119	286
Financing	43	43	87	84
Real estate sales and financing segment revenues	56	308	262	615
Cost of VOI sales	1	(32)	(13)	(68)
Sales and marketing	(61)	(186)	(218)	(356)
Financing	(13)	(12)	(26)	(25)
Marketing package stays	—	(11)	(8)	(20)
Share-based compensation	2	1	3	2
Other adjustment items	1	1	1	1
Real estate sales and financing segment adjusted EBITDA	$(14)	$69	$1	$149
Real estate sales and financing segment adjusted EBITDA margin percentage	(25.0)%	22.4%	0.4%	24.2%

HILTON GRAND VACATIONS INC.

RESORT AND CLUB MANAGEMENT SEGMENT ADJUSTED EBITDA

(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Resort and club management	$39	$43	$83	$85
Rental and ancillary services	5	60	57	119
Marketing package stays	—	11	8	20
Resort and club management segment revenue	44	114	148	224
Resort and club management	(6)	(12)	(18)	(23)
Rental and ancillary services	(24)	(37)	(61)	(72)
Share-based compensation	—	1	—	1
Other adjustment items	1	—	1	1
Resort and club segment adjusted EBITDA	$15	$66	$70	$131
Resort and club management segment adjusted EBITDA margin percentage	34.1%	57.9%	47.3%	58.5%